As filed with the Securities and Exchange Commission on April 30, 2020

Registration No. 333-119475

Registration No. 333-137112

Registration No. 333-162727

Registration No. 333-173382

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-119475

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-137112

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-162727

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-173382

UNDER THE SECURITIES ACT OF 1933

Novartis AG

(Exact name of registrant as specified in its charter)

Switzerland	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Lichtstrasse 35

CH-4056 Basel, Switzerland

(Address of principal executive offices)

Novartis Corporation 2001 Stock Incentive Plan for North American Employees

Amended 2002 Alcon Incentive Plan

(Full title of the plan)

Shannon Thyme Klinger

Group General Counsel

Novartis AG

Lichtstrasse 35

CH-4056 Basel, Switzerland

(Name and address of agent for service)

+41 61 324 1111

(Telephone number, including area code, of agent for service)

Copy to:

G. Scott Lesmes

David M. Lynn

Morrison & Foerster LLP

2000 Pennsylvania Avenue NW

Washington, D.C. 20006

(202) 887-1500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

These Post-Effective Amendments relate to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”), filed by Novartis AG (the “Registrant”) with the Securities and Exchange Commission (the “SEC”):

•                  Registration Statement on Form S-8 (File No. 333-119475), filed with the SEC on October 4, 2004, registering 15,000,000 ordinary shares issuable under the Novartis Corporation 2001 Stock Incentive Plan for North American Employees (as amended through February 4, 2004);

•                  Registration Statement on Form S-8 (File No. 333-137112), filed with the SEC on September 5, 2006, registering 35,000,000 ordinary shares issuable under the Novartis Corporation 2001 Stock Incentive Plan for North American Employees (as amended through December 31, 2005);

•                  Registration Statement on Form S-8 (File No. 333-162727), filed with the SEC on October 29, 2009, registering 20,000,000 ordinary shares issuable under the Novartis Corporation 2001 Stock Incentive Plan for North American Employees (as amended through January 1, 2008); and

•                  Registration Statement on Form S-8 (File No. 333-173382), filed with the SEC on April 8, 2011, registering 22,000,000 ordinary shares issuable under the Amended 2002 Alcon Incentive Plan, as amended December 1, 2010.

In accordance with undertakings made by the Registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that were registered for issuance that remain unsold at the termination of the offering, the Registrant hereby removes from registration all of such securities of the Registrant registered but unsold under the Registration Statements.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in Basel, Switzerland, on the 30th day of April, 2020.

NOVARTIS AG

By:	/s/ Christian Rehm
Name: Christian Rehm
Title: Authorized Signatory

By:	/s/ Daniel Weiss
Name: Daniel Weiss
Title: Authorized Signatory

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, these Post-Effective Amendments to the Registration Statements have been signed below on this 30th day of April, 2020 by the undersigned as the duly authorized representative of Novartis AG in the United States.

/s/ David Hellmuth
David Hellmuth
East Hanover, New Jersey

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